Form N-SAR, Sub-Item 77Q1(e)
Copies of any new or amended
investment advisory contract

Nuveen Insured California Premium
Income Municipal Fund 2, Inc.
33-58240
811-07492

We hereby incorporate by reference the
form
of the new Investment Management
Agreement
filed in Proxy materials in the SEC filing on June 20, 2005, under Conformed Submission
Type DEF 14A, accession
number 0000950137-05-007529.